Deutsche Bank	Exhibit 5

ANNEX 23B

ACCOUNT CONTROL AGREEMENT

THIS ACCOUNT CONTROL AGREEMENT (this “Agreement”) is dated as of ______________, 2019, among Greater Sail Limited 順帆有限公司 (“Pledgor”)  a BVI business company incorporated and existing under the laws of the British Virgin Islands with company number 1814786 and whose registered office is at the offices of Vistra (BVI) Limited, Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands, Deutsche Bank Trust Company Americas, as Securities Intermediary (“Securities Intermediary”), with an address of 60 Wall Street, Mailstop NYC60-2409, New York, NY 10005, and Deutsche Bank AG, Hong Kong Branch being DEUTSCHE BANK AKTIENGESELLSCHAFT, a joint stock company with limited liability incorporated in the Federal Republic of Germany, local court of Frankfurt am Main, HRB no. 30,000, acting through its Hong Kong Branch (as security trustee for the Secured Parties (as defined in the Facility Agreement) pursuant to the Facility Agreement) (in such capacity, the “Secured Party”), with an address of Level 52, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong.

DEFINITIONS

1.
“Account” shall mean the Securities and Cash Account, established and maintained by Securities Intermediary hereunder in the name of Pledgor, identifying the Secured Party as pledgee of Pledgor (as the same may be redesignated, renumbered or otherwise modified) to hold Collateral (an “Account”). For purposes of the UCC, the Account shall be deemed to consist of a “securities account” (within the meaning of Section 8-501(a) of the UCC) with respect to securities held therein and a “deposit account” (within the meaning of Section 9-102 of the UCC) with respect to cash deposited in or credited to the Account.

2.
“Amendment and Restatement Agreement” means the amendment and restatement agreement dated on or about the date of this Agreement and made between (amongst others) Kaisa Group Holdings Ltd. as borrower and Deutsche Bank AG, Hong Kong Branch as agent, in relation to the amendment and restatement of the Original Facility Agreement.

3.
“Authorized Person” shall be any person, whether or not an officer or employee of Secured Party or Pledgor, duly authorized by Secured Party or Pledgor, respectively, to give Written Instructions on behalf of Secured Party or Pledgor, respectively, such persons to be designated in a Certificate of Authorized Persons which contains a specimen signature of such person attached hereto as Schedule 2.

4.
“Securities and Cash Account” means the securities and cash account with account number SF0911 opened by the Pledgor and maintained with the Securities Intermediary (including any renewal, substitution, replacement or re-designation of such account and all sub-accounts), together with:

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a.	all additions to or renewals or replacements of such account (in whatever currency) and all investments made out of the same; and

b.	all rights, benefits and proceeds in respect of such account (including interest and rights to repayment of any monies standing to the credit of such account).

5.
“Collateral” for purposes of this Agreement shall mean cash and such securities and investment property as described in Schedule 1, attached hereto, and the proceeds thereof, and any other cash, securities or investment property and the proceeds thereof, deposited in the Account from time to time.

6.
“Document” means the security deed in respect of ordinary shares of Nam Tai Property Inc. owned from time to time by the Pledgor dated _____________________ granted by the Pledgor in favor of the Secured Party pursuant to the Facility Agreement.

7.
“Facility Agreement” means the Original Facility Agreement as amended and restated pursuant to the Amendment and Restatement Agreement, and as may be further amended, novated, supplemented, substituted, replaced and/or restated from time to time and notwithstanding any increase in the principal amount of the facility made available to Kaisa Group Holdings Ltd. and/or any change in the obligations of the Security Grantors (as defined thereunder) under the Finance Documents (as defined thereunder);

8.	“Initial shares” means 9,191,050 Shares held by the Pledgor, being 24.07 per cent. of the issued shares of Nam Tai as at the date of this Agreement;

9.	“Hague Convention” means The Convention on Laws Applicable to Certain Rights in Respect of Securities held with an intermediary, ratified Sept. 28, 2016, S. Treaty Doc. No.112-6 (2012).

10.
“Notice of Exclusive Control” shall mean a written notice signed by an Authorized Person of Secured Party confirming to Securities Intermediary that Secured Party is, as at the time of receipt of such written notice by the Securities Intermediary, exercising its rights pursuant to the Document to exercise sole and exclusive control over the Account.

11.	“Obligations” shall have the meaning ascribed to the term “Secured Liabilities” under the Document.

12.
“Original Facility Agreement” means the facility agreement **** and made between (amongst others) Kaisa Group Holdings Ltd. as borrower and Deutsche Bank AG, Hong Kong Branch as agent, pursuant to which the lenders thereunder have made available to Kaisa Group Holdings Ltd. certain term loan facilities in the aggregate principal amount of US$***.

13.
“Security Period” means the period beginning on the date of the Document and ending on the date on which the Secured Party notifies the Securities Intermediary that the Document has been released and discharged in full.

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14.	“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

15.
“Written Instructions” shall mean instructions in writing by an Authorized Person received by Securities Intermediary via letter, facsimile transmission, or other method or system specified by Securities Intermediary as available for use in connection with this Agreement.

The terms “entitlement holder”, “entitlement order”, “financial asset”, “investment property”, “proceeds”, “security”, “security entitlement” and “securities intermediary” shall have the meanings set forth in Articles 8 and 9 of the UCC.

The Pledgor, Securities Intermediary and Secured Party are entering into this Agreement to provide for the control of the Account and to grant and perfect the security interest of Secured Party in the Account.

Therefore, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows to be effective on and upon the Effective Date (as defined in the Amendment and Restatement Agreement):

1.
Appointment of Securities Intermediary.  The Pledgor and Secured Party hereby appoint Deutsche Bank Trust Company Americas as Securities Intermediary in accordance with the terms and conditions set forth herein, and the Securities Intermediary hereby accepts such appointment.

2.
Security Interest.  To secure the prompt and complete payment, performance and observance of all of the Obligations, the Pledgor hereby grants to the Secured Party, for its benefit, a security interest in all of its right, title and interest in, to and under the Account and the Collateral, together with all “investment property” (as defined in Article 9 of the Uniform Commercial Code of the State of New York (the “UCC”)) and cash held therein and all proceeds of any of the foregoing.

3.	The Account

a.
Securities Intermediary hereby represents and warrants to Secured Party and Pledgor that (i) the Account has been established in the name of Pledgor, identifying Secured Party as pledgee of the Account and (ii) to the best of Securities Intermediary’s knowledge, except for the claims and interest of Secured Party and Pledgor in the Account (subject to any claim in favor of Securities Intermediary permitted under Section 6), Securities Intermediary does not know of any claim to or interest in the Account.  All parties agree that the Account is a “securities account” within the meaning of Article 8 of the UCC and that all property, including cash, held by

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Securities Intermediary in the Account shall be treated as “financial assets” within the meaning of Article 8 of the UCC.  The Securities Intermediary confirms and agrees that (x) it is a “securities intermediary” within the meaning of Article 8 of the UCC and (y) for purposes of Article 8 of the UCC, the State of New York is the Securities Intermediary’s jurisdiction.  The Securities Intermediary makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of this Agreement in granting or perfecting such security interest.

b.	Securities Intermediary shallmaintain appropriate records identifying the Collateral in the Account as pledged by Pledgor to Secured Party.
c.
All securities or other property underlying any financial assets credited to the Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or credited to another securities account maintained in the name of the Securities Intermediary and in no case shall any financial asset credited to the Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor .

4.
Deposit into the Account.  Pledgor, simultaneously with the execution and delivery of this Agreement, has caused to be deposited with the Securities Intermediary the Collateral (which, at the date of this Agreement comprises the Initial Shares) and which Collateral shall be held by the Securities Intermediary upon the terms and conditions hereinafter set forth. Thereafter, the Pledgor shall notify the Securities Intermediary in writing at or prior to the time when further Collateral is sent to the Securities Intermediary pursuant to this Agreement or the Document. The Securities Intermediary shall have no liability for Collateral, or interest thereon, sent to it that remain unclaimed and/or is returned if such written notification is not given. Any cash maintained in the Account will be non-interest bearing.  The Securities Intermediary shall have no duty to solicit the Collateral.

5.
Distribution of Collateral. The Securities Intermediary shall hold the Collateral in its possession until instructed hereunder to deliver the Collateral or any specified portion thereof in accordance with a Written Instruction signed by an Authorized Person of the Secured Party or (after the expiry of the Security Period) a Written Instruction signed by an Authorized Person of the Pledgor.

6.
Priority of Lien.  Securities Intermediary hereby acknowledges the security interest granted to Secured Party by Pledgor.  Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff it may have against the Account or any financial asset carried in the Account or any credit balance in the Account and agrees that it shall not assert any such lien, encumbrance, claim or right against the Account or any financial asset carried in the Account or any credit balance in the Account, save that after the expiry of the Security Period, subject to Section 14(d) of this Agreement, it may do so for payment of its customary fees and charges relating to the Account including overdraft fees and reimbursement of amounts advanced to settle authorized transactions for the Account. Securities Intermediary shall not agree with any third party that Securities Intermediary shall

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comply with entitlement orders concerning the Account originated by such third party without the prior written consent of Secured Party or (after the expiry of the Security Period) the Pledgor.  For the avoidance of doubt, Securities Intermediary’s security interest in and lien on the account and the Collateral set forth in this Section 6 shall not secure any amounts owed by Pledgor to Securities Intermediary pursuant to any other agreement between Pledgor and Securities Intermediary.
7.
Control.  Secured Party and Pledgor hereby intend that this Agreement establish “control” of the Account by Secured Party for purposes of perfecting Secured Party’s security interest in the Account pursuant to Articles 8 and 9 of the UCC and Securities Intermediary hereby acknowledges that it has been advised of Pledgor’s grant to Secured Party of a security interest in the Account.  Securities Intermediary shall comply at all times with entitlement orders and instructions with respect to disposition of funds in the Account originated by Secured Party concerning the Account without further consent by Pledgor. Secured Party may, subject to terms of this Agreement, exercise sole and exclusive control of the Account and the Collateral held therein at any time by delivering to Securities Intermediary, with a copy to Pledgor, a Notice of Exclusive Control.  The foregoing covenant is for the benefit of Pledgor only and will not be deemed to constitute a limitation on Secured Party’s right, as between Securities Intermediary and Secured Party to originate entitlement orders with respect to the Account and the Collateral or in Securities Intermediary’s obligation to comply with those entitlement orders.

Following receipt of a Notice of Exclusive Control from Secured Party, Securities Intermediary shall, without inquiry and in reliance upon such Notice of Exclusive Control, thereafter comply with Written Instructions (including entitlement orders) solely from Secured Party with respect to the Account.  Secured Party covenants for the benefit of Pledgor, that it will not deliver a Notice of Exclusive Control to Securities Intermediary until the occurrence of an Event of Default (as defined in the Facility Agreement) and for so long as such Event of Default is continuing.  Securities Intermediary shall have no duty to determine whether Secured Party has complied with the immediately preceding sentence nor shall such covenant by Secured Party constitute a limitation on Securities Intermediary’s right to act upon a Notice of Exclusive Control without inquiry.
Securities Intermediary shall transfer Collateral from the Account only in accordance with the provisions of this Section 7.
8.	Registration of Security Interest. The Pledgor shall, immediately after execution of this Agreement:
a.
create and maintain a register of charges (the "Register of Charges") of the Pledgor in accordance with section 162 of the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands (the "BVI BC Act") to the extent this has not already been done;

b.	enter particulars as required by the BVI BC Act of the security interests created pursuant to this Agreement in the Register of Charges and immediately after entry of

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such particulars has been made, provide the Secured Party with a certified true copy of the updated Register of Charges; and
c.
effect registration, or assist the Secured Party in effecting registration, of this Agreement with the Registrar of Corporate Affairs of the British Virgin Islands (the "Registrar of Corporate Affairs") pursuant to section 163 of the BVI BC Act by making the required filing, or assisting the Secured Party in making the required filing, in the approved form with the Registrar of Corporate Affairs and (if applicable) provide confirmation in writing to the Secured Party that such filing has been made.

The Pledgor shall, immediately on receipt, deliver or procure to be delivered to the Secured Party the certificate of registration of charge issued by the Registrar of Corporate Affairs evidencing that the requirements of Part VIII of the BVI BC Act as to registration have been complied with and the filed stamped copy of the application containing the relevant particulars of charge.
9.
Statements and Notices of Adverse Claims.  Securities Intermediary shall send copies of all monthly statements concerning the Account to each of Pledgor and Secured Party at the address set forth in the heading of this Agreement within five business days of the end of each month.  Upon receipt of written notice of any lien, encumbrance or adverse claim against the Account or in any financial asset carried therein, Securities Intermediary shall make reasonable efforts to notify Secured Party and Pledgor thereof.

10.
Limited Responsibility of Securities Intermediary.  Securities Intermediary shall have no responsibility or liability to Pledgor for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Account originated by Secured Party given in accordance with this Agreement.  Securities Intermediary shall have no responsibility or liability to Secured Party with respect to the value of the Account or any asset held therein given in accordance with this Agreement.  Securities Intermediary shall have no duty to investigate or make any determination as to whether a default exists under any agreement between Pledgor and Secured Party and shall comply with a Notice of Exclusive Control even if it believes that no such default exists.

11.
Indemnification of Securities Intermediary.  Pledgor hereby agrees to indemnify, defend and hold harmless Securities Intermediary, its directors, officers, agents and employees against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorney’s fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent as a result of Secured Party’s or Securities Intermediary’s gross negligence or willful misconduct. This indemnity shall be a continuing obligation of Pledgor and its successors and assigns, notwithstanding the earlier of resignation of the Securities Intermediary or termination of this Agreement.

Secured Party hereby agrees to indemnify and hold Securities Intermediary harmless from and against any and all any costs, expenses, damages, liabilities or claims, including attorneys’

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fees, sustained or incurred by or asserted against Securities Intermediary by reason of or as a result of any Written Instructions (including entitlement orders) originated by Secured Party with respect to the Account and the Collateral, including any actions taken in response to a Notice of Exclusive Control; provided that Secured Party shall not indemnify Securities Intermediary for those losses arising out of Securities Intermediary’s gross negligence or willful misconduct.  This indemnity shall be a continuing obligation of Secured Party and its successors and assigns, notwithstanding the earlier of resignation of the Securities Intermediary or termination of this Agreement.

12.
Compensation of Securities Intermediary. The Securities Intermediary shall be entitled to payment from Pledgor for customary fees and expenses for all services rendered by it hereunder as separately agreed to in writing between the Pledgor and the Securities Intermediary (as such fees may be adjusted from time to time).  It is understood by all parties that the annual fee may be deducted from the Collateral when it becomes due, after the expiry of the Security Period. Annual fees are due annually in advance for each year or any part thereof. The Pledgor shall reimburse the Securities Intermediary on demand for all loss, liability, damage, disbursements, advances or expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' and agents' fees and disbursements and all taxes or other governmental charges, except to the extent arising out of the Securities Intermediary’s gross negligence or willful misconduct. After the expiry of the Security Period, the Securities Intermediary will have a right of set off on the funds in the Collateral for payment of customary fees and expenses and all such loss, liability, damage or expenses.  Such compensation and expenses shall be paid from the Collateral to the extent not otherwise paid within thirty (30) days after an invoice has been rendered.  The obligations contained in this Section 12 shall survive the termination of this Agreement and the resignation or removal of the Securities Intermediary.

13.
Resignation of Securities Intermediary.  The Securities Intermediary may resign and be discharged from its duties hereunder at any time by giving thirty (30) calendar days’ prior written notice of such resignation to the Pledgor and Secured Party.  The Pledgor and Secured Party may remove the Securities Intermediary at any time by giving thirty (30) calendar days’ prior written notice to the Securities Intermediary.  Upon such notice, a successor Securities Intermediary shall be appointed by the Secured Party, after consultation with the Pledgor, who shall provide written notice of such to the resigning Securities Intermediary.  Such successor Securities Intermediary shall become the Securities Intermediary hereunder upon the resignation or removal date specified in such notice.  If the Secured Party does not appoint a successor Securities Intermediary within thirty (30) days after such notice, the Securities Intermediary may apply to a court of competent jurisdiction for the appointment of a successor Securities Intermediary or for other appropriate relief. The costs and expenses (including its attorneys’ fees and expenses) incurred by the Securities Intermediary in connection with the resignation and/or replacement of the Securities Intermediary shall be paid by the Pledgor.  Upon receipt of the identity of the successor Securities Intermediary, the Securities Intermediary shall either deliver the Collateral then held hereunder to the successor Securities Intermediary.  Upon its resignation and delivery of the Collateral as set forth in this

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Section 13, the Securities Intermediary shall be discharged of and from any and all further obligations arising in connection with the Collateral or this Agreement.

14.	The Securities Intermediary.

a.
The duties, responsibilities and obligations of Securities Intermediary shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied against the Securities Intermediary. The Securities Intermediary shall not be subject to, nor required to comply with, any other agreement to which the Pledgor or Secured Party is a party, even though reference thereto may be made herein, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Agreement) from the Pledgor or Secured Party or an entity acting on its behalf. The Securities Intermediary shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

b.
If at any time the Securities Intermediary is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Collateral (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Collateral), the Securities Intermediary is authorized to comply therewith in any manner it or legal counsel of its own choosing deems appropriate; and if the Securities Intermediary complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Securities Intermediary shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

c.
The Securities Intermediary shall not be liable for any action taken or omitted or for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder in the absence of gross negligence or willful misconduct on its part. In no event shall the Securities Intermediary be liable (i) for acting in accordance with or conclusively relying upon any instruction, notice, demand, certificate or document from the Pledgor and Secured Party  or any entity acting on behalf of the Pledgor or Secured Party delivered in accordance with the terms of this Agreement, (ii) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated,  (iii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians selected by it with reasonable care, (iv) for the investment or reinvestment of any cash held by it hereunder, in each case in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Collateral, or any loss of interest or income incident to any such delays, or (v) for an amount in excess of the value of the Collateral, valued as of the date of deposit, but only to the extent of direct money damages.

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d.
After the expiry of the Security Period, if any fees, expenses or costs incurred by, or any obligations owed to, the Securities Intermediary or its counsel by the Pledgor hereunder are not paid within 30 days after being due (such 30-day period, the “Grace Period”), the Securities Intermediary may reimburse itself therefor from the Collateral and may sell, liquidate, convey or otherwise dispose of any investment in respect of the Collateral for such purpose provided that the Pledgor does not (1) notify the Securities Intermediary within the Grace Period (“Dispute Notice”) of any dispute of the amount of such sums payable and (2) initiate a proceeding in relation to such dispute under Section 26 below (“Dispute Proceeding”) within 60 days of issuance of the Dispute Notice. If the Dispute Proceeding has been initiated by the Pledgor after the expiry of the Security Period, the Pledgor may request for the withdrawal of the securities and investment property in the Account to be replaced with cash deposited in the Account to cover the amounts of such sums disputed and the Securities Intermediary shall transfer the securities and investment property in the Account as requested by the Pledgor promptly after such amount is deposited by the Pledgor into the Account. After the expiry of the Security Period, the Securities Intermediary may in its sole discretion withhold from any distribution of any interest earned in respect of the Collateral an amount it believes would, upon sale or liquidation, produce proceeds equal to any unpaid amounts to which the Securities Intermediary is entitled to hereunder.

e.
After the expiry of the Security Period, as security for the due and punctual performance of any and all of the Pledgor's obligations to the Securities Intermediary hereunder, now or hereafter arising, the Pledgor agrees to pledge, assign and grant to the Securities Intermediary a continuing security interest in, and a lien on, the Collateral and all distributions thereon or additions thereto. The security interest of the Securities Intermediary shall after the expiry of the Security Period be valid, perfected and enforceable by the Securities Intermediary against the Pledgor and all third parties in accordance with the terms of this Agreement.

f.
The Securities Intermediary may consult with legal counsel of its own choosing, at the expense of the Pledgor and Secured Party, as to any matter relating to this Agreement, and the Securities Intermediary shall not incur any liability in acting in good faith in accordance with any advice from such counsel.

g.
The Securities Intermediary shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Securities Intermediary (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

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h.
The Securities Intermediary shall be entitled to conclusively rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder believed by it in good faith to be genuine without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Securities Intermediary may act in conclusive reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give receipt or advice to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

i.
The Securities Intermediary shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents or securities deposited hereunder, or for any description therein, or for the identity, authority or rights of persons executing or delivering or purporting to execute or deliver any such document, security or endorsement. The Securities Intermediary shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

j.
The Securities Intermediary shall not be under any duty to give the Collateral held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

k.
When the Securities Intermediary acts on any information, instructions, communications, (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by facsimile, email or other form of electronic or data transmission, the Securities Intermediary, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the Pledgor or Secured Party  or is not in the form the Pledgor and Secured Party  sent or intended to send (whether due to fraud, distortion or otherwise). The Pledgor and Secured Party shall indemnify the Securities Intermediary against any loss, liability, claim or expense (including legal fees and expenses) it may incur with its acting in accordance with any such communication.

l.
In the event of any dispute between or conflicting claims among the Pledgor and Secured Party  and any other person or entity with respect to any Collateral, the Securities Intermediary shall be entitled, in its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Collateral so long as such dispute or conflict shall continue, and the Securities Intermediary shall not be or become liable in any way to the Pledgor and Secured Party  for failure or refusal to comply with such conflicting claims, demands or instructions.  The Securities Intermediary shall be entitled to refuse to act until, in its sole discretion, either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or

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decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Securities Intermediary or (ii) the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all losses which it may incur by reason of so acting. Any court order, judgment or decree shall be accompanied by a legal opinion by counsel for the presenting party, satisfactory to the Securities Intermediary, to the effect that said order, judgment or decree represents a final adjudication of the rights of the parties by a court of competent jurisdiction, and that the time for appeal from such order, judgment or decree has expired without an appeal having been filed with such court. The Securities Intermediary shall act on such court order and legal opinions without further question.  The Securities Intermediary may, in addition, elect, in its sole discretion, to commence an interpleader action or seek other judicial relief or orders as it may deem, in its sole discretion, necessary. The costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceeding shall be paid by, and shall be deemed sole obligations of, the Pledgor. Notwithstanding anything to the contrary in this Agreement, in the event of any dispute between or conflicting claims between the Pledgor and Secured Party with respect to any Collateral during the Security Period, the Securities Intermediary shall act on the Written Instruction signed by an Authorized Person of the Secured Party.

m.
The Securities Intermediary shall have no responsibility for the contents of any writing of the arbitrators or any third party contemplated herein as a means to resolve disputes and may conclusively rely without any liability upon the contents thereof.

n.
The Securities Intermediary does not have any interest in the Collateral deposited hereunder but is serving as securities intermediary only and having only possession thereof. The Pledgor shall pay or reimburse the Securities Intermediary upon request for any transfer taxes or other taxes relating to the Collateral incurred in connection herewith and shall indemnify and hold harmless the Securities Intermediary from any amounts that it is obligated to pay in the way of such taxes. Any payments of income from the Account shall be subject to withholding regulations then in force with respect to United States taxes. The Pledgor and Secured Party will provide the Securities Intermediary with appropriate W-9 forms for tax identification number certifications, or W-8 forms for non-resident alien certifications. It is understood that the Securities Intermediary shall only be responsible for income reporting with respect to income earned on the Collateral and will not be responsible for any other reporting. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Securities Intermediary.

o.
For purposes of sending and receiving instructions or directions hereunder, all such instructions or directions shall be, and the Securities Intermediary may conclusively rely upon such instructions or directions, delivered, and executed by representatives of the Pledgor or Secured designated on Schedule 2 attached hereto and made a part hereof (each such representative, an Authorized Person) which such designation shall

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include specimen signatures of such representatives, as such Schedule 2 may be updated from time to time.

p.
Notwithstanding any provision to the contrary in this Agreement, the Securities Intermediary shall not, during the Security Period, claim or exercise any security interest, set-off, counter-claim or other right in respect of the Collateral or the Account. The Securities Intermediary shall be entitled to claim or exercise any security interest, set-off, counter-claim or other right in respect of the Collateral and the Account after the expiry of the Security Period.

15.
Termination. The rights and powers granted herein to Secured Party have been granted in order to perfect its security interest in the Account, are powers coupled with an interest and shall not be affected by the lapse of time.  The obligations of Securities Intermediary under Sections 10, 11 and 13 above shall continue in effect until the earlier of (i) the date on which Pledgor makes suitable arrangements with the consent of Secured Party following the resignation of Securities Intermediary and (ii) Secured Party has notified Securities Intermediary in writing that this Agreement is to be terminated.

16.
Representations.  The Pledgor and the Secured Party each represent and warrant to the Securities Intermediary that (i) it has the power to execute this Agreement, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance and (ii) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

17.
Ambiguity.  In the event of any ambiguity or uncertainty hereunder or in any Written Instructions, Securities Intermediary may, in its sole discretion, refrain from taking any action other than to retain possession of the Collateral, unless Securities Intermediary receives new or revised Written Instructions which eliminate such ambiguity or uncertainty; provided that nothing in the foregoing sentence shall affect the rights or obligations of Secured Party and Securities Intermediary under Section 7 of this Agreement.

18.
Entire Agreement. This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof.

19.
Amendments.  No amendment, modification or termination of this Agreement, nor any assignment of any rights hereunder, shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void.  No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought.

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ANNEX 23B
20.
Severability.  If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

21.	Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.
22.
Notices.  Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and signed by an authorized person and shall be deemed to have been properly given (i) when delivered in person, or (ii) when sent by telecopy or other electronic means as approved in advance by the Securities Intermediary and electronic confirmation of error free receipt is received or (iii) upon receipt of notice sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties’ name at the heading of this Agreement.  Any party may change its address for notices in the manner set forth above.

2.3
Conflict. In case of inconsistency between this Agreement and the cash and securities deposit agreement dated **** and entered into between the Pledgor and the Securities Intermediary in relation to the Account and the Collateral, the terms in this Agreement will prevail.

24.
Effective Date. Notwithstanding anything to the contrary in this Agreement, this Agreement shall be effective only on and upon the Effective Date (as defined in the Amendment and Restatement Agreement).

25.
Counterparts.  This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.  Delivery of an executed counterpart of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

26.
Governing Law; Jurisdiction; Waiver of Immunity; Jury Trial Waiver.  This Agreement and the Account shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The law of the State of New York is applicable to all cases appealed to issues specified in Article 2(1) of the Hague Convention. This Section 26 amends and supersedes any contrary provision contained in all documents and agreements relating to the establishment or opening of the Account. The State of New York shall be deemed to be the location of Securities Intermediary.  Secured Party, Pledgor and Securities Intermediary hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder.  To the extent that in any jurisdiction Secured Party or Pledgor may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Secured Party and Pledgor each irrevocably agrees not to claim, and hereby waives, such immunity.  Secured Party, Pledgor and Securities Intermediary each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

ANNEX 23B
27.
Representations.  Each party hereby represents and warrants that the individual executing this Agreement on its behalf has the requisite power and authority to do so and to bind such party to the terms of this Agreement.

28.
USA PATRIOT Act Section 326 Customer Identification Program.  In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Securities Intermediary is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Securities Intermediary. Accordingly, each of the parties agree to provide to the Securities Intermediary, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Securities Intermediary to comply with Applicable Law.

[Remainder of page intentionally left blank.]

Confidential

ANNEX 23B
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Greater Sail Limited 順帆有限公司, as Pledgor

By: ______________________________ Name: Title:

Deutsche Bank AG, Hong Kong Branch, as Secured Party

By: ______________________________ Name: Title:

By: ______________________________ Name: Title:

Deutsche Bank Trust Company Americas, as Securities Intermediary

By: ______________________________ Name: Title:

By: ______________________________ Name: Title:

Confidential

ANNEX 23B

EXHIBIT A

NOTICE OF EXCLUSIVE CONTROL

________________________, 2019

Deutsche Bank Trust Company Americas
60 Wall Street, 24th Floor
Mail Stop: NYC60-2409
New York, NY 10005
Facsimile: (732) 578-4593

Attention:          Escrow Team, Greater Sail Limited, SF0911

Reference is made to that certain agreement, dated [                     ], (the “Account Control Agreement”) by and among Greater Sail Limited 順帆有限公司 (“Pledgor”), Deutsche Bank Trust Company Americas, as Securities Intermediary (“Securities Intermediary”), and Deutsche Bank AG, Hong Kong Branch, in its capacity as security agent under the Document (as defined in the Account Control Agreement) (in such capacity, “Secured Party”).

Pursuant to the terms of the Account Control Agreement we hereby give you notice to cease honoring the Pledgor’s instructions with respect to the Account, and to immediately comply with the terms and conditions set forth in the Account Control Agreement relevant to the transfer of control of the Account to the Secured Party, including but not limited to redirection of such funds.
Please acknowledge receipt of this notice by signing below and returning an original to:

[Add full address and contact detail]

Confidential

ANNEX 23B
Very truly yours,

Deutsche Bank AG, Hong Kong Branch, as Secured Party
By: Name: Title:	By: Name: Title:

RECEIPT ACKNOWLEDGED ON ______________________:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Security Intermediary

By:
Name:
Title:
Confidential

ANNEX 23B
Schedule 1

Collateral: 9,191,050 ordinary shares of Nam Tai Property Inc., a BVI business company incorporated and existing under the laws of British Virgin Islands and the shares of which are listed on the NYSE (Stock Code: NTP), with company number 3805 and whose registered office is at McNamara Chambers, 2nd Floor, 116 Main Street, P.O. Box 3342, Road Town, Tortola, British Virgin Islands.

Confidential

ANNEX 23B

Schedule 2

Pledgor Authorized Person

Name	Title	Specimen Signature

Secured Party Authorized Person

Name	Title	Specimen Signature

Confidential